EXHIBIT  32.1

                          C.E.O. & C.F.O. CERTIFICATION

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Island Residences Club, Inc. (the "Company") on Form 10-KSB, Amendment No. 1 for the period ending May 31, 2006 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), we, Graham J. Bristow and Bob Bratadjaya, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

The foregoing certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

/s/Graham Bristow
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Chief Executive Officer

/s/ Bob Bratadjaya
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Chief Financial Officer

Dated:  September  25,  2006